Exhibit 10.2

SECOND AMENDMENT TO THE

AGREEMENT OF LIMITED PARTNERSHIP OF

GLOBAL MEDICAL REIT L.P.

August 21, 2019

Pursuant to Section 11.01 of the Agreement of Limited Partnership of Global Medical REIT L.P. (the “Partnership Agreement”), the General Partner hereby amends the Partnership Agreement as follows:

1.            Specified Redemption Date. The definition of “Specified Redemption Date” in Article I of the Partnership Agreement shall be deleted in its entirety and replaced with the following language:

“means the date that is 10 calendar days after the receipt by the General Partner of a Notice of Redemption”

2.            Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Partnership Agreement.

3.            Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

GLOBAL MEDICAL REIT GP LLC,
a Delaware limited liability company,

By:	GLOBAL MEDICAL REIT INC.,
a Maryland corporation

By:	/s/ Jamie Barber
Name:	Jamie A. Barber
Title:	General Counsel and Secretary